                                                                    Exhibit 99.5

                              Joint Filer Information

Name of Joint Filer:                              Sarissa Capital Management LP

Address of Joint Filer:                           600 Steamboat Road
                                                  Greenwich, CT 06830

Relationship of Joint Filer to Issuer:            10% Owner

Issuer Name and Ticker or Trading Symbol:         Sarissa Capital Acquisition
                                                  Corp. [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                                 10/30/2020

Name of Joint Filer:                              Sarissa Capital Management GP
                                                  LLC

Address of Joint Filer:                           600 Steamboat Road
                                                  Greenwich, CT 06830

Relationship of Joint Filer to Issuer:            10% Owner

Issuer Name and Ticker or Trading Symbol:         Sarissa Capital Acquisition
                                                  Corp. [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                                 10/30/2020

Name of Joint Filer:                              Alex Denner

Address of Joint Filer:                           600 Steamboat Road
                                                  Greenwich, CT 06830

Relationship of Joint Filer to Issuer:            10% Owner; Director; Officer
Title:                                            Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:         Sarissa Capital Acquisition
                                                  Corp. [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                                 10/30/2020